Exhibit 99.1
New President Named by AERT
Hiring of Senior Manufacturing Executive Strengthens Management Team
SPRINGDALE, Ark.—(BUSINESS WIRE)—AERT, Inc. (Nasdaq:AERT), the leader in the Green building materials market today announced the appointment of Tim Morrison as President of the Company. Mr. Morrison is a former senior executive with a number of prestigious manufacturing companies including: Valspar Corporation, OCI Chemical and Harris Chemical Group.
“On behalf of the Board of Directors, I am pleased to welcome Tim aboard in his new role as President,” said Chairman and Company Founder Joe Brooks. “Tim brings over 25 years of manufacturing experience to AERT. With all of the opportunities ahead, such as our entry into China and the launch of our Advanced Resource Recovery Project in Oklahoma, we knew we needed to add a seasoned, industry expert to our management team. After an extensive search, we determined that Tim was the candidate who best shared our values, our passion for the business and our vision for the future. Tim understands our commitment to our customers and is the one who can best help us scale the Company for our anticipated growth and profitability. We are highly confident in his ability to help lead our Company and to drive the next phase of our growth,” he concluded.
Commenting on his appointment, Mr. Morrison said, “I’m honored to have been selected to join AERT as its President, and look forward to the tremendous opportunities that lie ahead. I am excited to be a part of AERT as we rapidly grow and expand our business, not just at home but also abroad.”
Tim comes to AERT with a BS in Chemical Engineering from the University of Alabama, an MBA from the University of Southern California, and training in both Lean Manufacturing and Six Sigma. Tim began his career with Dow Chemical in the hydrocarbons and polyethylene group in 1981 as a Process Engineer. He progressed to Plant Manager before moving to Harris Chemical Group as an equity partner where he led operations, purchasing, and logistics. Most recently he was Site Manager for Valspar’s Texas Division in manufacturing.
About Advanced Environmental Recycling Technologies, Inc.
Since 1989, AERT (NASDAQ CM:AERT) has pioneered the use of recycled polyethylene plastic in the manufacture of composite building materials. With its constantly evolving portfolio of patented and proprietary recycling technologies, AERT has been widely recognized as a leader in resource conservation innovation and received the EPA Award for Environmental Excellence for its process of converting scrap plastic to composite outdoor decking. AERT converts reclaimed plastic and wood fiber waste into quality outdoor decking systems, fence systems, and door and window components. The Company is the exclusive manufacturer of Weyerhaeuser ChoiceDek® decking, which is available in multiple colors and is sold in all Lowe’s Home Improvement stores. See www.choicedek.com for more information. AERT’s MoistureShield® decking program is expanding and products are available in many parts of the U.S. now, with national distribution planned for 2008. See www.moistureshield.com for product information or to find a regional distributor or dealer. AERT operates manufacturing facilities in Springdale and Lowell, with a raw materials facility in Junction, Texas and a state-of-the-art recycling facility under construction in Watts, Oklahoma. This LEED certified recycling facility is expected to be operational in the first quarter of 2009. For more information on the Company, visit www.aertinc.com.

Certain statements in this news release regarding projected results of operations, or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as “forward-looking statements” within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause AERT, Inc.’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. AERT currently is considering, but may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.
AERT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The above-mentioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect AERT, Inc., see AERT, Inc.’s filing with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for the fiscal year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.